Exhibit 5.1

353 NORTH CLARK STREET CHICAGO ILLINOIS 60654-3456

June 16, 2017

General Motors Company

300 Renaissance Center

Detroit, Michigan 48265-3000

Re: General Motors Company Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to General Motors Company, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed under the Securities Act of 1933, as amended (the “Act”), on or about the date of this letter to register 42,000,000 shares of common stock, $0.01 par value per share (the “Shares”), of the Company issuable pursuant to the General Motors Company 2017 Long-Term Incentive Plan (the “Plan”).

We are familiar with the Registration Statement and the exhibits thereto. We have also examined originals or copies, certified or otherwise, of such other documents, certificates, evidence of corporate action and instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including (i) the certificate of incorporation and the by-laws of the Company, each as currently in effect; (ii) the Plan; and (iii) certain records of corporate proceedings of the Company with respect to the Plan.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have relied, without independent verification, upon (i) statements and representations of officers and other representatives of the Company and others as to certain factual matters and (ii) factual information we have obtained from such other sources as we have deemed reasonable.

Based upon and subject to the qualifications, assumptions and limitations set forth in this letter, it is our opinion that the Shares covered by the Registration Statement, when duly issued, delivered and paid for in accordance with the Plan and the applicable award agreements under the Plan, for consideration not less than the par value thereof, will be validly issued, fully paid and non-assessable.

Our opinion expressed above is based exclusively on the General Corporation Law of the State of Delaware (including the statutory provisions thereof, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

Our advice on any legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

CHICAGO        LONDON        LOS ANGELES        NEW YORK        WASHINGTON, DC                                WWW.JENNER.COM

General Motors Company

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

Very truly yours,

/s/ Jenner & Block LLP
Jenner & Block LLP